                                                   EXHIBIT 4.1

                        2003 LONG TERM INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

To:         __________________________________________________

     Name

__________________________________________________

     Address

Exercise Price:                  $

Date of Grant:

                You (the “Optionee”) are hereby granted under the 2003 Long Term Incentive Plan of Talk America Holdings, Inc. (the "Company") and in connection with your employment with the “Company”, or any subsidiary or affiliate thereof, an option (“Option”), effective as of the date of grant (“Date of Grant”), to purchase ________ shares of common stock of Company, $.01 par value (“Common Stock”), at the exercise price shown above.

    1.                The vesting dates for this option are as follows: in installments, as follows: (i)  ______ shares of common stock may be purchased on the first anniversary of the Date of Grant and, (ii) ________ shares of common stock may be purchased on the second anniversary of the Date of Grant, and (iii) _______  shares of common stock may be purchased on the third anniversary of the Date of Grant;  provided, however, the Option shall only vest as set forth in (i), (ii), and (iii) if  the Optionee has been continuously employed by the Company or any of its affiliates between the Date of Grant and the vesting date and on such vesting date.  In addition, the Option will vest in full (less any component or portion which would otherwise be vested or exercisable and any portion previously vested and exercised) upon a “Change of Control” (as that term is defined herein).  Notwithstanding the foregoing the Board of Directors of the Company (the “Board”) or its designees may accelerate or waive such vesting date with respect to any or all of the shares of Common Stock covered by the Option.

                  A.            “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(a)   any person (as defined in Section 3(a)(9) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company (or a Significant Subsidiary as defined below) becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act; provided, that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below) representing 50% or more of the combined voting power of the Company’s or such Significant Subsidiary’s then outstanding securities;

(b)    during any period of two years, individuals who at the beginning of such period constitute the Board of Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board of  the Company;

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               (c)     the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company ( a “Significant Subsidiary”) with any other entity, including a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(d)   the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company in which case the Board shall determine the effective date of the Change of Control resulting therefrom; and

(e)   any other event occurs which the Board determines, in its discretion, would materially alter, the structure of the Company or its ownership.

    2.                The Optionee may exercise the Option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the exercise price for the total number of shares the Optionee specifies that the Optionee wishes to purchase.  The payment may be in any of the following forms:  (a) cash, which may be evidenced by a check and includes cash received from a so-called “cashless exercise”;  (b) (unless prohibited by the Board) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company’s Common Stock on the date of delivery of such certificates of the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Board) any combination of cash and Common Stock of the Company valued as provided in clause (b).  Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

    3.                The Company agrees to use commercially reasonable efforts to file a Form S-8 and register the shares issuable upon the exercise of the Options contemplated herein under the Securities Act of 1933 and any applicable state securities registration requirements and to cause such shares to be listed on NASDAQ (if such shares are not already listed or so registered).

    4.                Your Option will, to the extent not previously exercised by you, as to any shares purchasable hereunder (i.e. vested) expire upon the earlier of: (a) the tenth anniversary of the Date of Grant or (b) ninety (90) days after your employment with the Company is terminated for any reason.

    5.                In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board deems in its reasonable discretion to be similar circumstances, the number and kind of shares subject to this Option and the exercise price of such shares shall be appropriately adjusted in a manner to be determined in the reasonable discretion of the Board.

    6.                Except as otherwise provided by the Board or the Committee (as defined below), this Option is not transferable except as designated by Optionee or by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee, including, for this purpose, the Optionee’s legal guardian or custodian in the event of disability.  Until the exercise price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to the Optionee, the Optionee does not have any rights as a stockholder of the Company.  The Company reserves the right not to deliver to the Optionee the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such would violate a federal, state, local or securities exchange rule, regulation or law.

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    7.                Notwithstanding anything to the contrary contained herein, this Option is not exercisable without the consent of the Company until all the following events occur and during the following periods of time:

(a)            Until this Option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

(b)           During any period of time in which the Company deems that the exercisability of this Option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

(c)           Until the Optionee has paid or made suitable arrangements to pay (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the Option exercise and (ii) the Optionee’s portion of other federal, state and local payroll and other taxes due in connection with the Option exercise.

                8.                The following two paragraphs shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

(a)           The Optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted.  The Optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration.  The Optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)           The certificates for Common Stock to be issued to the Optionee hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws.  The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any  applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

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    9.                The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

    10.                It is the intention of the Company and the Optionee that this Option shall not be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder.  This Option is not granted pursuant to any stock option plan. Notwithstanding the foregoing, the Board and the Compensation Committee or similar committee thereof (the “Committee”) shall have plenary authority to interpret the Option, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration and/or exercise of the Option.

    11.                This Option constitutes the entire understanding between the Company and the Optionee with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an authorized officer of the Company.  This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                Please sign the copy of this Option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                                                                                                        TALK AMERICA HOLDINGS, INC.

                                                                                                                        By:

                                                                                                                                        Aloysius T. Lawn IV

                                                                                                                                        Executive Vice President-General

                                                                                                                                        Counsel and Secretary

I hereby acknowledge receipt of a copy of the foregoing stock Option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.

                                                                                                                                ________________

Optionee                                                                                                                Date

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